Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports First Quarter 2025 Financial Results

•
Revenue of $169 million, year-over-year increase of 10% as reported and 14% organic non-COVID growth
•
Orders increased sequentially and high-teens year-over-year
•
Adjusted operating income increased 72% year-over-year
•
Reiterates 2025 full year organic revenue guidance of 9.5% - 13.5%

WALTHAM, Mass., April 29, 2025 -- Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its first quarter of 2025, covering the three-month period ended March 31, 2025. The company is also providing updated financial guidance for the full year 2025.

Olivier Loeillot, President and Chief Executive Officer of Repligen said, “We had a strong start to the year with $169 million of revenue, which represented 14% organic non-COVID growth and helped drive meaningful adjusted operating margin expansion. Total orders grew nearly 20%, with all four franchises growing double-digits, highlighting the momentum in our business. As a result, we are confident in our organic growth outlook for the full year. Strategically, we strengthened our Analytics franchise with the acquisition of 908’s bioprocessing portfolio. Finally, we are working to navigate through the current economic environment and at this point in time, we see minimal impact from tariffs on our EPS.”

Q1 2025 BUSINESS HIGHLIGHTS

•
Biopharma and consumables. Revenues for both biopharma and consumables increased greater than 20% year-over-year, reaching record levels excluding COVID.
•
M&A. Closed acquisition of 908 Devices’ bioprocessing portfolio, complementing and strengthening our process analytical technology (PAT) offering with upstream capabilities.
•
New products. Launched CTech™ SoloVPE® Plus System, our next generation UV-based Variable Pathlength Technology system offering unparalleled accuracy, speed and ease-of-use.

FINANCIAL PERFORMANCE

Q1 2025 financial performance (compared to prior year periods except as noted).

All adjusted figures are non-GAAP and, except for earnings per share, are rounded to the nearest million, and are reconciled in the tables included later in this press release.

•
Total reported revenue was $169 million compared to $153 million, an increase of 10% reported and 11% organic or 14% organic non-COVID.
•
GAAP gross profit was $91 million compared to $77 million. Adjusted gross profit was $91 million compared to $75 million.
•
GAAP income from operations was $7 million, compared to $4 million. Adjusted income from operations was $23 million, compared to $14 million.
•
GAAP net income (GAAP) was $6 million, compared to $3 million. Adjusted net income was $22 million compared to $17 million.
•
GAAP earnings per share was $0.10 on a fully diluted basis, compared to $0.06. Adjusted earnings per share was $0.39 on a fully diluted basis, compared to $0.30.

MARGIN SUMMARY

GAAP Margins	Q1 2025	Q1 2024
Gross Margin	53.6%	50.1%
Operating (EBIT) Margin	3.9%	2.4%

Adjusted (non-GAAP) Margins	Q1 2025	Q1 2024
Gross Margin	53.7%	49.2%
Operating (EBIT) Margin	13.8%	8.9%
EBITDA Margin	19.3%	14.4%

Cash and cash equivalents at March 31, 2025, were $697 million, compared to $757 million at December 31, 2024.

FINANCIAL GUIDANCE FOR FISCAL YEAR 2025

Our financial guidance for the fiscal year 2025 is based on expectations for our existing business. Our GAAP and Adjusted (non-GAAP) guidance excludes the impact of any potential business acquisitions in 2025, tariffs, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE
(at April 29, 2025)
FY 2025	GAAP	Adjusted (non-GAAP)
Total Reported Revenue	$695M - $720M	$695M - $720M
Reported Growth	9.5% - 13.5%	9.5% - 13.5%
Organic Growth	-	9.5% - 13.5%
Organic, Non-COVID Growth	-	11.5% - 15.5%
Gross Margin	52% - 53%	52% - 53%
Income from Operations	$48M - $55M	$95M - $102M
Operating Margin	7% - 8%	13.5% - 14.5%
Other Income (Expense)	$7M - $8M	$23M - $24M
Adjusted EBITDA Margin	-	19.5% - 20.5%
Tax Rate on Pre-Tax Income	23% - 24%	22% - 23%
Net Income	$43M - $48M	$92M - $97M
Earnings Per Share - Diluted	$0.76 - $0.85	$1.63 - $1.72

Updated guidance incorporates the impact of the acquisition of 908 Devices’ Bioprocessing Analytics business including: a revenue increase of $10 million, a $4 million reduction in income from operations and the associated impact on operating margin, adjusted EBITDA margin, net income and earnings per share, diluted. Additionally, there is a 100-basis point increase in gross margin versus our prior guidance. This primarily relates to a shift in costs to operating expenses from cost of goods sold, where they previously were assumed in our prior guidance. There is no impact on operating income associated with this change.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, April 29, 2025, at 8:30 a.m. ET, to discuss first quarter 2025 financial results, corporate developments and financial guidance for the year 2025. The conference call will be accessible by dialing toll-free (844) 274-3999 for domestic callers or (412) 317-5607 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 6386085.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the

U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following Adjusted (non-GAAP) measures of financial performance are included in this release: organic non-COVID revenue and non-COVID revenue growth; organic revenue and organic revenue growth; adjusted cost of goods sold, adjusted gross profit and adjusted gross margin; adjusted R&D expense and adjusted SG&A expense; adjusted income from operations and adjusted operating margin; adjusted pre-tax income; adjusted net income; adjusted earnings per share (diluted); adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides the impact of foreign currency translation, to enable determination of revenue growth rates at constant currency. To calculate the impact of foreign currency translation, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior year periods.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance and accelerated depreciation among other charges; incremental costs attributed to CEO transition; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

NOTE:

All reconciliations of above GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our 2025 financial guidance and related assumptions; expected demand in the markets in which we operate; expectations regarding the acquisition of 908 Devices’ bioprocessing portfolio; and the expected performance of our business and momentum across our portfolio, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds; the risk that we have assumed that markets and franchises will improve and grow more than expected; our ability to achieve our 2025 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses and relevant personnel in a timely manner or at all, and to achieve the expected benefits of such acquisitions; that demand for our products could decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing companies; risks around the Company’s effectiveness of disclosure controls and procedures and the effectiveness of our internal control over financial reporting; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; the impact of tariffs on our business, and other risks and uncertainties detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any subsequent filings made with the Commission, which are available at the Commission’s website at www.sec.gov. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, which reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Repligen disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Repligen Contact:

Jacob Johnson

VP, Investor Relations

(781) 419-0204

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue:
Product revenue	$169,137	$153,146
Royalty and other revenue	35	36
Total revenue	169,172	153,182
Costs and expenses:
Cost of goods sold	78,415	76,391
Research and development	12,924	11,238
Selling, general and administrative	71,255	61,803
	162,594	149,432
Income from operations	6,578	3,750
Investment income	7,314	8,993
Interest expense	(5,250)	(5,029)
Amortization of debt issuance costs	(413)	(483)
Other income (expenses), net	(286)	(3,536)
Income before income taxes	7,943	3,695
Income tax provision	2,113	399
Net income	$5,830	$3,296
Earnings per share:
Basic	$0.10	$0.06
Diluted	$0.10	$0.06
Weighted average shares outstanding:
Basic	56,122,742	55,791,289
Diluted	56,558,072	56,531,476

Balance Sheet Data:	March 31, 2025	December 31, 2024
Cash and cash equivalents	$697,229	$757,355
Working capital	880,469	939,254
Total assets	2,852,143	2,829,666
Long-term obligations	714,664	730,161
Accumulated earnings	413,184	407,354
Stockholders’ equity	1,985,483	1,972,718

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Total Revenue (GAAP) Growth to Organic Non-COVID Revenue Growth (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
TOTAL REPORTED REVENUE (GAAP) GROWTH	10%	(7)%
Acquisition revenue	(1)%	(4)%
Currency exchange	1%	1%
ORGANIC REVENUE GROWTH (NON-GAAP)	11%	(11)%
COVID revenue	2%	1%
ORGANIC NON-COVID REVENUE GROWTH (NON-GAAP)	14%	(10)%

Reconciliation of Income from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
INCOME FROM OPERATIONS (GAAP)	$6,578	$3,750
ADJUSTMENTS TO INCOME FROM OPERATIONS (GAAP):
Acquisition and integration costs	6,033	1,755
Restructuring activities and other related charges(1)	1,089	(584)
Intangible amortization	9,121	8,716
Other(2)	584	—
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$23,405	$13,637
OPERATING (EBIT) MARGIN	3.9%	2.4%
ADJUSTED OPERATING (EBIT) MARGIN	13.8%	8.9%

Reconciliation of Net Income (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
NET INCOME (GAAP)	$5,830	$3,296
ADJUSTMENTS TO NET INCOME (GAAP):
Acquisition and integration costs	6,033	1,755
Restructuring activities and other related charges(1)	1,089	(584)
Intangible amortization	9,121	8,716
Non-cash interest expense	3,747	3,464
Amortization of debt issuance costs	413	483
Foreign currency impact of certain intercompany loans (3)	—	3,787
Other(2)	584	—
Tax effect of non-GAAP charges	(4,576)	(3,690)
ADJUSTED NET INCOME (NON-GAAP)	$22,241	$17,227

Reconciliation of Earnings Per Share (GAAP) to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
EARNINGS PER SHARE (GAAP) - DILUTED	$0.10	$0.06
ADJUSTMENTS TO EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.11	0.03
Restructuring activities and other related charges(1)	0.02	(0.01)
Intangible amortization	0.16	0.15
Non-cash interest expense	0.07	0.06
Amortization of debt issuance costs	0.01	0.01
Foreign currency impact of certain intercompany loans (3)	—	0.07
Other(2)	0.01	—
Tax effect of non-GAAP charges	(0.08)	(0.07)
ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$0.39	$0.30

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
NET INCOME (GAAP)	$5,830	$3,296
ADJUSTMENTS:
Investment income	(7,314)	(8,993)
Interest expense	5,250	5,029
Amortization of debt issuance costs	413	483
Income tax provision	2,113	399
Depreciation	9,555	8,145
Intangible amortization(4)	9,149	8,744
EBITDA (NON-GAAP)	24,996	17,103
OTHER ADJUSTMENTS:
Acquisition and integration costs	6,033	1,755
Restructuring activities and other related charges (1)(5)	1,089	(584)
Foreign currency impact of certain intercompany loans (3)	—	3,787
Other(2)	584	—
ADJUSTED EBITDA (NON-GAAP)	$32,702	$22,061
ADJUSTED EBITDA MARGIN (NON-GAAP)	19.3%	14.4%

Reconciliation of Cost of Goods Sold (GAAP) to Adjusted Cost Goods Sold (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
COST OF GOODS SOLD (GAAP)	$78,415	$76,391
ADJUSTMENT TO COST OF GOODS SOLD (GAAP):
Acquisition and integration costs	(103)	(66)
Restructuring activities and other related charges(1)	270	1,448
Intangible amortization	(187)	—
ADJUSTED COST OF GOODS SOLD (NON-GAAP)	$78,395	$77,773
GROSS MARGIN (GAAP)	53.6%	50.1%
ADJUSTED GROSS MARGIN (NON-GAAP)	53.7%	49.2%

Reconciliation of R&D Expense (GAAP) to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
R&D EXPENSE (GAAP)	$12,924	$11,238
ADJUSTMENT TO R&D EXPENSE (GAAP):
Acquisition and integration costs	(420)	(53)
Restructuring activities and other related charges(1)	(810)	(165)
Intangible amortization	(357)	—
ADJUSTED R&D EXPENSE (NON-GAAP)	$11,337	$11,020

Reconciliation of SG&A Expense (GAAP) to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended March 31,
	2025	2024
SG&A EXPENSE (GAAP)	$71,255	$61,803
ADJUSTMENTS TO SG&A EXPENSE (GAAP):
Acquisition and integration costs	(5,510)	(1,636)
Restructuring activities and other related charges(1)	(549)	(699)
Intangible amortization	(8,577)	(8,716)
Other(2)	(584)	—
ADJUSTED SG&A EXPENSE (NON-GAAP)	$56,035	$50,752

Reconciliation of Net (Loss) Income (GAAP) Guidance to Adjusted Net Income (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON NET INCOME (GAAP)	$43,000	$48,000
ADJUSTMENTS TO GUIDANCE ON NET INCOME (GAAP):
Acquisition and integration costs	11,505	11,505
Restructuring activities and other related charges(1)	1,464	1,464
Anticipated pre-tax amortization of acquisition-related intangible assets	33,384	33,384
Non-cash interest expense	14,586	14,586
Amortization of debt issuance costs	1,646	1,646
Tax effect of non-GAAP charges	(13,699)	(13,699)
Other(2)	584	584
Guidance rounding adjustment	(470)	(470)
GUIDANCE ON ADJUSTED NET INCOME (NON-GAAP)	$92,000	$97,000

Reconciliation of Earnings Per Share (GAAP) Guidance to Adjusted Earnings Per Share (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED	$0.76	$0.85
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.20	0.20
Restructuring activities and other related charges(1)	0.03	0.03
Anticipated pre-tax amortization of acquisition-related intangible assets	0.59	0.59
Non-cash interest expense	0.26	0.26
Amortization of debt issuance costs	0.03	0.03
Tax effect of non-GAAP charges	(0.24)	(0.24)
Other(2)	0.01	0.01
Guidance rounding adjustment	(0.01)	(0.01)
GUIDANCE ON ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$1.63	$1.72

FOOTNOTES FOR ALL TABLES ABOVE (amounts in thousands):

(1)
In July 2023, we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. The Company continued further restructuring activities during the three months ended March 31, 2025 including severance, employee-related and facility exit costs. Cost of goods sold includes the benefit received from the sale of inventory that had previously been reserved as part of the restructuring plan of $885 and $2,007 for the three months ended March 31, 2025 and 2024, respectively.
(2)
Includes one-time events relating to a cybersecurity incident, net of insurance, and costs associated with the restatement of previously issued financial statements.
(3)
During the first quarter of 2024 we recorded foreign currency losses on certain intercompany loans of $3,787. The impact was recorded to the Other expenses, net line item within the Condensed Consolidated Statements of Operations.
(4)
Includes amortization of milestone payments in accordance with GAAP of $28 for the three months ended March 31, 2025 and 2024.
(5)
Excludes $19 of accelerated depreciation related to the restructuring plan for the three months ended March 31, 2024. This amount is included in the depreciation line item of this table.